UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2013 (November 2, 2013)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
DSW Inc. (the “Company”) distributed approximately 45,196,032 Class A Common Shares, without par value, as a result of a two-for-one forward stock split of the Company’s outstanding common shares effective November 2, 2013, as further described below. The stock split is exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.
On November 2, 2013, DSW Inc. (the “Company”) amended its amended and restated articles of incorporation by certificate of amendment (the “Certificate of Amendment”) filed with the Secretary of State of the State of Ohio in order to (i) effect a two-for-one forward stock split of the Company’s common shares where each outstanding Class A Common Share was split into two Class A Common Shares, and each outstanding Class B Common Share, without par value, was split into one Class A Common Share and One Class B Common Share, and (ii) increase the number of authorized Class A Common Shares from 170,000,000 to 250,000,000, and to correspondingly increase the number of shares which the Company is authorized to have outstanding from 370,000,000 to 450,000,000. The issuance of Class A Common Shares to all holders of common shares diluted the voting power of Class B Common Shares because more Class A Common Shares, which entitle holders to one vote per share, are outstanding on a post-split basis relative to Class B Common Shares, which entitle holders to eight votes per share. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of DSW Inc., effective November 2, 2013

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DSW Inc.
By: /s/William L. Jordan
William L. Jordan
Executive Vice President and General
Counsel

Date: November 4, 2013

EXHIBIT INDEX

Exhibit No.                    Description

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of DSW Inc., effective November 2, 2013